Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AEP Industries Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-58747, 33-58743, 333-121710 and 333-121711) on Form S-8 and (No. 333-137328) on Form S-3 of AEP Industries Inc. of our reports dated January 16, 2007, with respect to the consolidated balance sheets of AEP Industries Inc. and subsidiaries as of October 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended October 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2006 and the effectiveness of internal control over financial as of October 31, 2006, which reports appear in the October 31, 2006, Annual Report on Form 10-K of AEP Industries Inc.

Our report with respect to the consolidated financial statements refers to the Company’s adoption on November 1, 2005 of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”.

/s/ KPMG LLP
Short Hills, New Jersey
January 16, 2007